Exhibit 4.2
PLC DIRECTOR’S SERVICE CONTRACT
THIS AGREEMENT is made the 4th day of May ONE THOUSAND NINE HUNDRED AND NINETY-NINE between UNILEVER PLC (hereinafter called “the Company” or “PLC”) of the one part and PATRICK JEAN-PIERRE CESCAU (hereinafter called “the Director”) of the other part.
1. Definitions
     For the purposes of this Agreement the following expressions shall, unless the context otherwise requires, have the following meanings:
“The Unilever Organisation” means the Company and Unilever N.V. (hereinafter called “N.V.”) and all other group companies and associated companies of the Company and N.V. as these categories are applied for the purposes of consolidation in Unilever’s annual accounts.
“The PLC Group” means those companies (other than N.V.) within the Unilever Organisation the whole or, as the case may be, part of the share capital whereof is owned directly or indirectly by the Company.
“The N.V. Group” means those companies (other than PLC) within the Unilever Organisation the whole or part, as the case may be, of the share capital whereof is owned directly or indirectly by N.V.
2. Commencement
     This Agreement takes effect from the FOURTH day of MAY ONE THOUSAND NINE HUNDRED AND NINETY-NINE and, together with a similar agreement of even date herewith entered into between the Director and N.V. (“the N.V. Agreement”), supersedes all previous agreements relating to the Director’s employment within the Unilever Organisation.
3. Scope of Employment
     During the continuance of this Agreement the Company will employ the Director and the Director will serve the Company and the PLC Group and will carry out such duties for the Company and the PLC Group as may be assigned to him.
4. Remuneration
4.1 The Company shall pay to the Director remuneration at the rate decided from time to time by or on behalf of the Company’s Board of Directors (“the Board”).
4.2 The Director will not be entitled to receive any fees additional to such remuneration by virtue, or in respect of, his directorship of the Company or of any directorships of any other companies within the PLC Group but will be paid the remuneration referred to above so long as his employment hereunder continues.
5. Duties of Director
During his employment hereunder the Director will:-
— carry out all such duties as may be assigned to him honestly, faithfully and to the best of his ability;
— devote the whole of his time and attention to the business of the Unilever Organisation;
— not without the prior written consent given to him by or on behalf of the Board, and subject to such conditions as it may lay down from time to time, be concerned or interested in, or directly or indirectly responsible for the management of, any other business: provided that nothing in this sub-clause shall prevent the Director from holding or being otherwise interested in any shares or other securities of any company for investment purposes only.
6. Termination

6.1 Notwithstanding any other provision of this Agreement the Director shall not be nominated for re-election as a Director of the Company at the first Annual General Meeting of the Company held after the FIRST day of JANUARY TWO THOUSAND AND TEN, and the Director’s employment hereunder shall terminate without compensation at the end of the calendar month in which that meeting takes place.
6.2 The Director’s employment hereunder may be terminated at any time prior thereto either :-
(a)	by the Company giving the Director twelve calendar months prior written notice, provided that
— the Company may, if it chooses, pay to the Director a sum equal to twelve months’ salary in lieu of notice, or give the Director a combination of notice period followed by a sum equal to salary in lieu of notice together totalling twelve months
— if at the date the notice is given there are less than twelve months to run before the date the Director’s employment will terminate under the provisions of Clause 6.1 above, the maximum notice period, including salary in lieu, shall be reduced accordingly;
(b)	by the Director giving the Company six calendar months prior written notice.
The amount payable by the Company to the Director in lieu of notice under Clause 6.2(a) shall be the salary for the relevant period less any retirement pension (“Retirement Pension”) (before commutation of lump sum) received or receivable by the Director in respect of that period whether such Retirement Pension is paid by the Company or derives from a Unilever Pension Fund or Funds or from any other source in respect of Unilever service. For the purpose of applying the provisions of the preceding sentence, where a retirement lump sum is paid by the Company or derives from a Unilever Pension Fund or Funds or from any other source in respect of Unilever service that retirement lump sum shall be converted into Retirement Pension at a rate determined by the Company and references to Retirement Pension in the preceding sentence shall be construed accordingly.
6.3 At any time during any period of notice as specified in Clause 6.2 (a) or 6.2 (b) above the Company may, in its sole discretion, require the Director to remain away from his place of work on full pay and such requirement will not be in breach of any of the express or implied terms of this Agreement.
6.4 The Company may terminate the Director’s employment hereunder without notice if :-
     (a) the Director is guilty of any serious misconduct in the course of his employment or of any serious or repeated breach of any of the express or implied terms of this Agreement;
(b)	the Director is convicted by any Court of any insider dealing offence, or of any offence of dishonesty;

(c)	the Director becomes prohibited by law from being a Director;

(d)	the Director becomes bankrupt or makes any composition or enters into any deed of arrangement with his creditors.
     The Director shall have no claim against the Company by reason of such termination. Any delay or forbearance by the Company in exercising any right of termination shall not constitute a waiver of it.
7. Cessation of Directorship
7.1 Should the Director cease to be a member of the Board his employment hereunder shall continue, subject to the other provisions of this Agreement.
7.2 If the Director resigns as a Director of the Company he will automatically be deemed to have given the Company six months written notice under Clause 6.2 (b) hereof to run from the date his resignation is effective.
8. Following Termination

8.1 Following the termination of his employment hereunder for whatever reason and by whatever means the Director shall not represent, expressly or impliedly to any person firm or company that he is authorised to act on the Company’s behalf or on behalf of any company within the PLC Group nor hold himself out as connected in any way with the Company or the PLC Group.
8.2 Upon such termination as aforesaid the Director shall automatically be deemed to have tendered his resignation as a director of the Company and from any other directorship which he may then hold in companies within the PLC Group without any claim to compensation, and the Joint Secretaries of the Company are hereby irrevocably and severally authorised in his name and on his behalf to sign documents and do any other things necessary to give effect thereto.
9. Confidential Information, Documents etc.
9.1 The Director shall not (except in the proper course of his duties) during or after the period of his employment under this Agreement divulge to any person firm or company or otherwise make use of any confidential information or trade secrets concerning the business, finances or plans of the Company or the Unilever Organisation or their suppliers, agents, distributors or customers.
9.2 All documents and other materials made or acquired by the Director during the course of and for the purposes of his employment hereunder shall be surrendered by the Director to the Company or to N.V. on the termination of his employment for whatever reason or shall be so surrendered at the request of the Board during the course of his employment.
10. Director’s Covenants
10.1 During and by virtue of his employment hereunder the parties acknowledge that the Director will acquire trade secrets and other highly confidential information in the nature of trade secrets. Accordingly, in order to give reasonable protection to the Company in respect of its proprietary interests in such matters the parties agree as further set forth in this clause.
10.2 For a period of twelve months after the effective date of termination of the Director’s employment hereunder the Director shall not (without the prior written consent of the Board which may be given or refused in the Board’s sole discretion) become employed or engaged by any person firm or company, or become concerned with the ownership or management, whether directly or indirectly, of any company firm or business, which at the effective date of the termination of the Director’s employment.
     — wholly or partly carries on a trade or business in the same fields of activities carried on by the Company or by companies within the Unilever Organisation, or
     — is a regular supplier or customer of the Company or any company within the Unilever Organisation.
11. Intellectual Property
11.1 The Director acknowledges that, if at any time during the course of his duties or employment hereunder he makes or discovers or participates in the making or discovery of any invention whether capable of being patented or not or of any design or work to which copyright attaches, the Unilever Organisation is entitled to the benefit of any such intellectual property and the Director shall immediately notify the Company of the existence thereof.
11.2 Without further consideration the Director shall, at the request and expense of the Company, both while employed by the Company and thereafter give and supply such information data drawings and assistance as may be requisite to enable the Company to exploit the intellectual property to its best advantage and shall execute all documents and do all things which may be necessary or desirable for obtaining patent or other protection for the intellectual property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.
11.3 The Director hereby appoints each of the Joint Secretaries of the Company severally to be his Attorney in his name and on his behalf to sign execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this Clause. This appointment shall not be revocable by the Director but will expire automatically twelve months after the effective date of the termination of the Director’s employment hereunder.
12. Indemnity
In so far as permitted by law the Company shall indemnify the Director against all pecuniary losses which he may incur in carrying out his duties as a Director of the Company.
13. Governing Law
This Agreement is governed by and shall be construed in accordance with the laws of England. The parties hereto hereby submit to the jurisdiction of the English Courts.
AS WITNESS whereof the Common Seal of Unilever PLC was affixed and Patrick Jean-Pierre Cescau has set his hand and seal the 4th day of May 1999.
The Common Seal of Unilever PLC
was affixed hereto in the presence of:
          Sgd/J W B Westerburgen, Authorised Signatory
          Sgd/S G Williams, Authorised Signatory
Signed Sealed and Delivered
By Patrick Jean-Pierre Cescau
          Sgd/P J Cescau
In the presence of:
Sgd/S Miller
Witness
END
PLC DIRECTOR’S SERVICE CONTRACT
THIS AGREEMENT is made the 28th day of November TWO THOUSAND AND FOUR BETWEEN UNILEVER PLC (hereinafter called “the Company” or “PLC”) of the one part and CORNELIS JOB VAN DER GRAAF (hereinafter called “the Director”) of the other part.
1. Definitions
     For the purposes of this Agreement the following expressions shall, unless the context otherwise requires, have the following meanings:
     “Director’s Retirement Date” means such date, being a date that is not before the Director’s 60th birthday, not after the Director’s 65th birthday, and is the end of the calendar month in which an Annual General Meeting of the Company is scheduled to be held, as shall be set by either the Company giving the Director not less than twelve months prior written notice to that effect or the Director giving the Company not less than six months prior written notice to that effect.
     “The Unilever Organisation” means the Company and Unilever N.V. (hereinafter called “N.V.”) and all other group companies and associated companies of the Company and N.V. as these categories are applied for the purposes of consolidation in Unilever’s annual accounts.

     “The PLC Group” means those companies (other than N.V.) within the Unilever Organisation the whole or, as the case may be, part of the share capital whereof is owned directly or indirectly by the Company.
     “The N.V. Group” means those companies (other than PLC) within the Unilever Organisation the whole or part, as the case may be, of the share capital whereof is owned directly or indirectly by N.V.
2. Commencement
     This Agreement takes effect from the 12TH day of May TWO THOUSAND AND FOUR and, together with a similar agreement of even date herewith entered into between the Director and N.V. (“the N.V. Agreement”), supersedes all previous agreements relating to the Director’s employment within the Unilever Organisation.
3. Scope of Employment
     During the continuance of this Agreement the Company will employ the Director and the Director will serve the Company and the PLC Group and will carry out such duties for the Company and the PLC Group as may be assigned to him.
4. Remuneration
4.1 The Company shall pay to the Director remuneration at the rate decided from time to time by or on behalf of the Company’s Board of Directors (“the Board”).
4.2 The Director will not be entitled to receive any fees additional to such remuneration by virtue, or in respect of, his directorship of the Company or of any directorships of any other companies within the PLC Group but will be paid the remuneration referred to above so long as his employment hereunder continues.
5. Duties of Director
     During his employment hereunder the Director will:-
—	carry out all such duties as may be assigned to him honestly, faithfully and to the best of his ability;

—	devote the whole of his time and attention to the business of the Unilever Organisation;

—	not without the prior written consent given to him by or on behalf of the Board, and subject to such conditions as it may lay down from time to time, be concerned or interested in, or directly or indirectly responsible for the management of, any other business: provided that nothing in this sub-clause shall prevent the Director from holding or being otherwise interested in any shares or other securities of any company for investment purposes only.
6. Termination
6.1 Notwithstanding any other provisions of this Agreement, the Director’s employment hereunder shall terminate without compensation on the Director’s Retirement Date and the Director shall not be nominated for re-election as a Director of the Company at the Annual General Meeting of the Company immediately preceding the Director’s retirement date.
6.2 The Director’s employment hereunder may be terminated at any time prior thereto either :-
     (a) by the Company giving the Director twelve calendar months prior written notice, provided that
     — the Company may, if it chooses, pay to the Director a sum equal to twelve calendar months’ salary in lieu of notice, or give the Director a combination of notice period followed by a sum equal to salary in lieu of notice together totaling twelve months

— if at the date the notice is given there are less than twelve months to run before the date the Director’s employment will terminate under the provisions of Clause 6.1 above, the maximum notice period, including salary in lieu, shall be reduced accordingly;
     (b) by the Director giving the Company six calendar months prior written notice.
The amount payable by the Company to the Director in lieu of notice under Clause 6.2(a) shall be the salary for the relevant period less any retirement pension (“Retirement Pension”) (before commutation of lump sum) received or receivable by the Director in respect of that period whether such Retirement Pension is paid by the Company or derives from a Unilever Pension Fund or Funds or from any other source in respect of Unilever service. For the purpose of applying the provisions of the preceding sentence, where a retirement lump sum is paid by the Company or derives from a Unilever Pension Fund or Funds or from any other source in respect of Unilever service that retirement lump sum shall be converted into Retirement Pension at a rate determined by the Company and references to Retirement Pension in the preceding sentence shall be construed accordingly.
6.3 At any time during any period of notice as specified in Clause 6.2 (a) or 6.2 (b) above the Company may, in its sole discretion, require the Director to remain away from his place of work on full pay and such requirement will not be in breach of any of the express or implied terms of this Agreement.
6.4 The Company may terminate the Director’s employment hereunder without notice if :-
(a)	the Director is guilty of any serious misconduct in the course of his employment or of any serious or repeated breach of any of the express or implied terms of this Agreement;

(b)	the Director is convicted by any Court of any insider dealing offence, or of any offence of dishonesty;

(c)	the Director becomes prohibited by law from being a Director;

(d)	the Director becomes bankrupt or makes any composition or enters into any deed of arrangement with his creditors.
     The Director shall have no claim against the Company by reason of such termination. Any delay or forbearance by the Company in exercising any right of termination shall not constitute a waiver of it.
7. Cessation of Directorship
7.1 Should the Director cease to be a member of the Board his employment hereunder shall continue, subject to the other provisions of this Agreement.
7.2 If the Director resigns as a Director of the Company he will automatically be deemed to have given the Company six months written notice under Clause 6.2 (b) hereof to run from the date his resignation is effective.
8. Following Termination
8.1 Following the termination of his employment hereunder for whatever reason and by whatever means the Director shall not represent, expressly or impliedly to any person firm or company that he is authorised to act on the Company’s behalf or on behalf of any company within the PLC Group nor hold himself out as connected in any way with the Company or the PLC Group.
8.2 Upon such termination as aforesaid the Director shall automatically be deemed to have tendered his resignation as a director of the Company and from any other directorship which he may then hold in companies within the PLC Group without any claim to compensation, and the Joint Secretaries of the Company are hereby irrevocably and severally authorised in his name and on his behalf to sign documents and do any other things necessary to give effect thereto.
9. Confidential Information, Documents etc.

9.1 The Director shall not (except in the proper course of his duties) during or after the period of his employment under this Agreement divulge to any person firm or company or otherwise make use of any confidential information or trade secrets concerning the business, finances or plans of the Company or the Unilever Organisation or their suppliers, agents, distributors or customers.
9.2 All documents and other materials made or acquired by the Director during the course of and for the purposes of his employment hereunder shall be surrendered by the Director to the Company or to N.V. on the termination of his employment for whatever reason or shall be so surrendered at the request of the Board during the course of his employment.
10. Director’s Covenants
10.1 During and by virtue of his employment hereunder the parties acknowledge that the Director will acquire trade secrets and other highly confidential information in the nature of trade secrets. Accordingly, in order to give reasonable protection to the Company in respect of its proprietary interests in such matters the parties agree as further set forth in this clause.
10.2 For a period of twelve months after the effective date of termination of the Director’s employment hereunder the Director shall not (without the prior written consent of the Board which may be given or refused in the Board’s sole discretion) become employed or engaged by any person firm or company, or become concerned with the ownership or management, whether directly or indirectly, of any company firm or business, which at the effective date of the termination of the Director’s employment
— wholly or partly carries on a trade or business in the same fields of activities carried on by the Company or by companies within the Unilever Organisation, or
— is a regular supplier or customer of the Company or any company within the Unilever Organisation.
11. Intellectual Property
11.1 The Director acknowledges that, if at any time during the course of his duties or employment hereunder he makes or discovers or participates in the making or discovery of any invention whether capable of being patented or not or of any design or work to which copyright attaches, the Unilever Organisation is entitled to the benefit of any such intellectual property and the Director shall immediately notify the Company of the existence thereof.
11.2 Without further consideration the Director shall, at the request and expense of the Company, both while employed by the Company and thereafter, give and supply such information data drawings and assistance as may be requisite to enable the Company to exploit the intellectual property to its best advantage and shall execute all documents and do all things which may be necessary or desirable for obtaining patent or other protection for the intellectual property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.
11.3 The Director hereby appoints each of the Joint Secretaries of the Company severally to be his Attorney in his name and on his behalf to sign execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this Clause. This appointment shall not be revocable by the Director but will expire automatically twelve months after the effective date of the termination of the Director’s employment hereunder.
12. Indemnity
In so far as permitted by law the Company shall indemnify the Director against all pecuniary losses which he may incur in carrying out his duties as a Director of the Company.
13. Governing Law
     This Agreement is governed by and shall be construed in accordance with the laws of England. The parties hereto hereby submit to the jurisdiction of the English Courts.

AS WITNESS whereof the Common Seal of UNILEVER PLC was affixed and CORNELIS JOB VAN DER GRAAF has set his hand and seal the 28th day of November 2004
The Common Seal of Unilever PLC
was affixed hereto in the presence of:
     Sgd/ R M Tomlinson, Authorised Signatory
     Sgd/B Salaman, Authorised Signatory
Signed Sealed and Delivered
By CORNELIS JOB VAN DER GRAAF            Sgd/C J van der Graaf
In the presence of: Sgd/A J Vos
Witness
END
THIS AGREEMENT is made the 16 day of April TWO THOUSAND AND ONE between UNILEVER N.V. (hereinafter called “N.V.”) and UNILEVER PLC (hereinafter called “PLC”) of the one part; and Ralph Kugler (hereinafter called “the BP”) of the other part.
1.	Definitions

For the purposes of this Agreement the following expressions shall, unless the context otherwise requires, have the following meanings:

“The Unilever Organisation” means N.V. and PLC and all other group companies and associated companies of N.V. and PLC as these categories are applied for the purposes of consolidation in Unilever’s Annual Accounts.

“The Board” means the Directors for the time being of N.V. and PLC.
2.	Commencement

This Agreement takes effect from the first day of January Two Thousand and One.

3.	Scope of Employment

During the continuance of this Agreement the BP will be employed within the Unilever Organisation and the BP will serve N.V. and PLC and the Unilever Organisation in the capacity of BUSINESS PRESIDENT, and will carry out such duties for N.V. and PLC and the Unilever Organisation as may be assigned to him.
4.	Remuneration

4.1	The BP will be paid remuneration at the rate decided from time to time by or on behalf of the Board.

4.2	The BP will not be entitled to receive any fees additional to such remuneration by virtue, or in respect of, any directorships he may hold from time to time of any companies within the Unilever Organisation but will be paid the remuneration referred to above so long as his employment hereunder continues.

5.	Duties of Director

During his employment hereunder the BP will:-
—	carry out all such duties as may be assigned to him honestly, faithfully and to the best of his ability;

—	devote the whole of his time and attention to the business of the Unilever Organisation;

—	not without the prior written consent given to him by or on behalf of the Board, and subject to such conditions as it may lay down from time to time, be concerned or interested in, or directly or indirectly responsible for the management of, any other business; provided that nothing in this sub-clause shall prevent the BP from holding or being otherwise interested in any shares or other securities of any company for investment purposes only.
6.	Termination

6.1	The BP’s employment hereunder may be terminated at any time either:-

(a)	by N.V. and PLC giving the BP twelve calendar months prior written notice provided that at the discretion of the Board, the BP may be paid a sum equal to twelve months’ salary in lieu of notice, or given a combination of notice period followed by a sum equal to salary in lieu of notice together totaling twelve months;

(b)	by the BP giving N.V. and PLC six calendar months prior written notice.

6.2	At any time during any period of notice as specified in Clause 6.1 (a) or 6.2 (b) above the Board may, in its sole discretion, require the BP to remain away from his place of work on full pay and such requirement will not be in breach of any of the express or implied terms of this Agreement.

6.3	N.V. and PLC may terminate the BP’s employment hereunder without notice if:-
(a)	the BP is guilty of any serious misconduct in the course of his employment or of any serious or repeated breach of any of the express or implied terms of this Agreement;

(b)	the BP is convicted by any Court of any insider dealing offence, or of any offence of dishonesty;

(c)	the BP becomes prohibited by law from being a Director;

(d)	the BP becomes bankrupt or makes any composition or enters into any deed of arrangement with his creditors.
The BP shall have no claim against N.V. and/or PLC or any company within the Unilever Organisation by reason of such termination. Any delay or forbearance by N.V. or PLC in exercising any right of termination shall not constitute a waiver of it.
7.	Following Termination

7.1	Following the termination of his employment hereunder for whatever reason and by whatever means the BP shall not represent, expressly or implied to any person, firm or company that he is authorised to act on behalf of N.V. or PLC or any other company within the Unilever Organisation nor hold himself out as connected in any way with the Unilever Organisation.

7.2	Upon such termination as aforesaid the BP shall automatically be deemed to have tendered his resignation from any directorship which he may then hold in companies within the Unilever Organisation without claim to compensation and the Joint Secretaries of N.V. and PLC are hereby irrevocably and severally authorised in his name and on his behalf to sign documents and do any other things necessary to give effect thereto.

8.	Confidential Information, Documents etc.

8.1	The BP shall not (except in the proper course of his duties) during or after the period of his employment under this Agreement divulge to any person, firm or company or otherwise make use of any confidential information or trade secrets concerning the business, finances, methods, processes, recipes, appliances, machinery, equipment, research or plans of any part of the Unilever Organisation or its suppliers, agents, distributors or customers.

8.2	All documents and other materials made or acquired by the BP during the course of and for the purposes of his employment hereunder shall be surrendered by the BP to N.V. or PLC on the termination of his employment for whatever reason or shall be so surrendered at the request of the Board during the course of his employment.

9.	Business President’s Covenants

9.1	During and by virtue of his employment hereunder the parties acknowledge that the BP will acquire trade secrets and other highly confidential information in the nature of trade secrets. Accordingly, in order to give reasonable protection to the Unilever Organisation in respect of its proprietary interests in such matters the parties agree as further set forth in this clause.

9.2	For a period of twelve months after the effective date of termination of the BP’s employment hereunder the BP shall not (without the prior written consent of the Board which may be given or refused in the Board’s sole discretion) become employed or engaged by any person, firm or company, or become concerned with the ownership or management, whether directly or indirectly, of any company firm or business, which at the effective date of the termination of the BP’s employment.
—	wholly or partly carries on a trade or business in the same or similar fields of activities carried on by any Company within the Unilever Organisation, or

—	is a regular supplier or customer of the Company or any company within the Unilever Organisation.
10.	Intellectual Property

10.1	The BP acknowledges that, if at any time during the course of his duties or employment hereunder he makes or discovers or participates in the making or discovery of any invention whether capable of being patented or not or of any design or work to which copyright attaches, the Unilever Organisation is entitled to the benefit of any such intellectual property and the BP shall immediately notify N.V. or PLC of the existence thereof.

10.2	Without further consideration the BP shall, at the request and expense of N.V. or PLC, both while employed within the Unilever Organisation and thereafter give and supply such information, data, drawings and assistance as may be requisite to enable the Unilever Organisation to exploit the intellectual property to its best advantage and shall execute all documents and do all things which may be necessary or desirable for obtaining patent or other protection for the intellectual property in such parts of the world as may be specified by the Company and for vesting the same in N.V. or PLC or as the Board may direct.

10.3	The BP hereby appoints each of the Joint Secretaries of N.V. and PLC severally to be his Attorney in his name and on his behalf to sign, execute or do any such instrument or thing and generally to use his name for the purpose of giving to N.V. or PLC (or their nominees) the full benefit of the provisions of this Clause. This appointment shall not be revocable by the BP but will expire automatically twelve months after the effective date of the termination of the BP’s employment hereunder.

11.	Agreement additional to current employment contract

This Agreement is additional to and does not replace the contract of employment between the BP and an employer within the Unilever Organisation which is in place at the date hereof or which may be substituted for such contract on the transfer of the BP to a different location within the Unilever Organisation (“the underlying contract”). The underlying contract shall continue in operation (unless and until otherwise agreed in writing) save that in the event of any conflict between the terms thereof and the terms of this Agreement, the terms of this Agreement shall prevail. The underlying contract shall terminate automatically with termination of this Agreement pursuant to Clause 6.1 or 6.3 hereof.

12.	Notices

Any notices or other communications required to be served hereunder by N.V., PLC or the Board shall be signed either by the Chairman of N.V. and PLC, or by the Joint Secretaries of Unilever, and addressed to the BP at his business address and any notice or other communications required to be served hereunder by the BP shall be signed by the BP and addressed to the two Chairmen at Unilever House, London , EC4P 4BP.

13.	Governing Law

This Agreement is governed by and shall be construed in accordance with the laws of the Netherlands or the laws of England, at the option of the BP. The BP need not exercise such option immediately, but once exercised his choice will be irrevocable. The parties hereto will submit to the jurisdiction of the courts of the Netherlands or of English, as the case may be, following the choice of governing law.
IN WITNESS whereof this Agreement has been duly executed by the parties this
16 Day of April 2001.
For and on behalf of
Unilever N.V. by:
Sgd/ J W B Westerburgen, Secretary, Authorised Signatory
Signed and Sealed and Delivered
By
Sgd/R Kugler
In the presence of:
Sgd/Monique Huysveld
Secretary
Witness
END
CONTRACT OF EMPLOYMENT
THIS AGREEMENT is made on the 25th day of June Two Thousand and Eight
B E T W E E N
(1)	Unilever NV (Commercial Register No. 24051830) whose registered office is at Rotterdam and Unilever PLC (registered in England No. 41424) whose registered office is at Port Sunlight, Wirral, Merseyside, CH62 4ZD (together the “Company”) and

(2)	James A Lawrence, c/o Unilever House, 100 Victoria Embankment, London, EC4Y 0DY (the “Executive”)

1.	Definitions and interpretation

1.1	Throughout this document, the following definitions shall apply:

“Board” means the board of directors of NV and PLC;
“Commencement Date” means; 1ST September 2007

“Company” means together Unilever N.V. and Unilever PLC

“Confidential Information” means information (whether or not reduced to writing) in respect of the business, affairs and financing of the Company or any member of the Unilever Group, its or their suppliers, agents, distributors or customers, including but not limited to information relating to trade secrets or secret information, research, technical know-how, products, designs, pricing, marketing, business and financial plans, acquisition plans, clients and customers, stored or kept in any format including but not limited to software, diskettes including but not limited to copy-rightable material and/or documents, books, notes, tapes, instruments and property of any kind (either tangible or intangible);

“CLO” means the General Counsel and Chief Legal Officer of the Unilever Group.

“GCE” means the Group Chief Executive of the Unilever Group;

“Intellectual Property Rights” means patents, copyright and related or neighbouring rights, trade marks and services marks, rights in goodwill or to sue for passing off, rights in designs, rights in computer software, database rights, topography rights, rights in Confidential Information (including know-how and trade secrets) and any other intellectual property rights (including, without limitation, rights in get-up and rights to Inventions, trade or business names or signs and domain names) in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which may now or in the future subsist in any part of the world;

“Inventions” means inventions, ideas and improvements, whether or not patentable, and whether or not recorded in any medium;

“Group Secretary” means the Secretary of NV and PLC;

“NV” means Unilever NV;

“PLC Group” means those companies (other than NV and its wholly owned subsidiaries) within the Unilever Group the whole or part, as the case may be, of the share capital whereof is owned directly or indirectly by the Company;

“Remuneration Committee” means the remuneration committee of the Board;

“Termination Date” means such date as shall be set by either the Company giving the Executive Director not less than twelve months prior written notice to that effect or the Executive Director giving the Company not less than six months prior written notice to that effect;

“Unilever Executive” means the principal Executive Committee of the Board under the chairmanship of the GCE;

“Unilever Group” means PLC, NV and any company in which either or both together directly or indirectly owns or controls the voting rights attaching to not less than 50% of the issued share capital, or controls directly or indirectly the appointment of a majority of the board of management, and references to a member of the Unilever Group or a Unilever Group company will be construed accordingly;

1.2	For the purposes of this Agreement, when the Executive is also a Director of PLC and/or N.V., the GCE may act instead of the Board provided always that the GCE’s actions are subject to ratification by the Board at the next Board meeting. For the avoidance of doubt, the GCE’s actions shall be effective unless and until the Board overrules them (and any such overruling shall be retrospective to the date the GCE took such actions unless the Board provides otherwise).

2.	Commencement

This Agreement is effective as of the Commencement Date which for the purpose of the UK Employment Rights Act 1996 is the date on which the Executive’s continuous period of employment began.

3.	Duties of the Executive

3.1	The Executive shall be employed as a member of the Unilever Executive as Chief Financial Officer or in such other capacity of a like status as the Company may require and shall carry out all duties (including, if relevant, the duties of a Board director) as may reasonably be assigned to him in whatever location is reasonably required.

3.2	All such duties shall be carried out honestly, faithfully, to the best of the Executive’s ability, and at all times in compliance with the Unilever Code of Business Principles.

3.3	Further the Executive shall comply with all rules, regulations and legal requirements relevant to the business of the Unilever Group.

3.4	The Executive shall report to the GCE in his managerial capacity and, if a Director, to the Board in his capacity as a Director, and when requested by the GCE or the Board, shall promptly provide (in writing if requested) all information, explanations and assistance relevant to any matters which have an impact on the business and affairs of the Unilever Group or any other member thereof.
3.5	The Executive’s normal place of work shall be London, England or such other place as the Company may from time to time reasonably require. The Executive shall travel to such places as are necessary for the proper discharge of his duties.

4	Remuneration and Benefits

4.1	The remuneration of the Executive will be reviewed annually by the Company, and communicated to the Executive in writing and paid in accordance with the Unilever Group’s payroll practice, as amended from time to time.

4.2	The Executive will not be entitled to receive any fees or other remuneration additional to the agreed remuneration by virtue of, or in respect of, any directorships that may be held from time to time of any Unilever Group company.

4.3	Any remuneration arising from a directorship of an organisation outside the Unilever Group shall be treated in accordance with the prevailing Company policy.

4.4	Details of the Executive’s pension entitlement shall be notified to him separately in writing by the Company.

4.5	The Company shall reimburse the Executive against production of receipts all reasonable travelling, hotel, entertainment and other out-of-pocket expenses which he may from time to time incur in the proper execution of his duties hereunder and pursuant to any Company policy in force from time to time.

5.	Working Hours and Holidays

5.1	The Executive shall work such hours as are necessary for the proper performance of his duties and devote the whole of his professional time, attention and abilities to carrying out his duties hereunder.

5.2	The Executive shall be entitled to thirty working days holiday in each calendar year (in addition to Public Holidays applicable in the Executive’s normal place of work) to be taken at times mutually agreed between the Executive and the GCE.

6.	Termination

The Executive’s employment shall continue unless and until it is terminated:

•	by the Company giving the Executive twelve months’ prior written notice; or

•	by the Executive giving the Company six months’ prior written notice or being deemed to have given such notice in accordance with clause 14.1; or

•	by the Executive giving notice to terminate his employment with NV which shall automatically constitute the same notice of termination by the Executive of his employment with PLC; or

•	at any time in accordance with clause 8.
7.	Severance Payments

7.1	In the event of termination of the employment of the Executive by the Company for any reason other than a reason pursuant to Clause 8, the Company may, instead of requiring the Executive to work during the period of notice, elect to make a severance payment to the Executive, in which case the Executive’s employment will immediately terminate and such date shall be the date of termination for the purposes of this Agreement.

7.2	In such circumstances, the Executive shall be entitled to receive a severance payment which shall be the aggregate of:-
•	a sum equal to the basic salary together with a sum equal to the benefits in kind payable by the Company to the Executive for the period for which this Agreement would otherwise have continued;

•	the amount of the variable pay award estimated to be payable to the Executive in respect of the Financial Year in which the notice is served, pro rated to the date of termination
7.3	By this means termination may be effected by a payment of basic salary and benefits in lieu of notice for the period of notice or a combination of notice period followed by such a payment in lieu of the remaining notice period. And to the further effect that bonus and other share based awards shall be made pro rated to the date of termination.

7.4	Further, in these circumstances, the Company will ensure that the Executive shall be credited with twelve months service for the purposes of the pension scheme referred to in the notification to be made under Clause 4.4 — such twelve month period to run from the date of serving of notice of termination.

7.5	The Executive will if requested sign a general release of all and any claims (contractual and statutory) in a form satisfactory to the Company in exchange for any payment in lieu of notice.

For the avoidance of doubt, nothing in this clause 7 shall give rise to any right for the Executive to receive another form of payment.
8.	Summary Termination

8.1	The Company may terminate the Executive’s employment forthwith, without notice or compensation, in any circumstances where the Executive:

shall become incapacitated from any cause whatsoever from performing his duties hereunder for at least twelve months or more (provided that termination of employment will not deprive the Executive of benefits under any Permanent Health Insurance Scheme provided by the Company); or

If being a director of the Company, shall be or become prohibited by law from being a director; or

is convicted of any criminal offence which prevents him from fulfilling his duties hereunder: or shall fail to perform his duties competently or is guilty of any serious or persistent neglect in the discharge of duties, or commits any wilful, serious or persistent breach of any codes of conduct, policies and procedures issued by the Company; or

becomes bankrupt or makes any composition or enters into any deed of arrangement with creditors;

8.2	Any delay by the Company in exercising the right to terminate summarily under the clauses set out above shall not constitute a waiver of that right. The Executive shall have no claim for compensation in respect of such termination.

9.	Following Termination

9.1	Following the termination of employment, for whatever reason or by whatever means, the Executive shall not represent, either expressly or impliedly, to any person, firm or company that he is authorised to act on behalf of any member of the Unilever Group, nor represent himself as being connected in any way with any member of the Unilever Group.

9.2	Upon termination of employment, the Executive shall tender his resignation with immediate effect from any directorship that he may then be holding in any member of the Unilever Group without any right to any claim whether for compensation or otherwise.

In the event that the Executive fails to tender resignation as aforesaid, and without prejudice to the Company’s and/or the Unilever Group’s rights and remedies under law and in equity,

the Executive will automatically be deemed to have tendered such resignation with immediate effect and the Group Secretary and the CLO are hereby irrevocably, and severally, authorised by the Executive, in the Executive’s name and on his behalf to sign documents (including but not limited to letters of resignation) for the purpose of bringing such deemed resignation into immediate effect.
10.	Confidential Information

10.1	The Executive shall not (except in the proper course of his duties) at any time during the course of employment or any time thereafter, without the prior written consent of the Company or the Unilever Group, use or disclose directly or indirectly any Confidential Information to any person for any reason other than for the proper conduct of the Company’s business whilst in the course of their employment, except as required by law (provided that the Executive shall at the Company’s expense resist any alleged requirement if the Company properly asks him to do so).

10.2	All Confidential Information that the Executive has received or made (alone or with others) during employment with the Company or any other member of the Unilever Group is the property of the Company or the Unilever Group and the Executive shall promptly whenever requested by the Company and in any event upon the termination of his employment for whatever reason return such Confidential Information to the Company and the Executive shall not be entitled to and shall not retain any copies thereof. Title and copyright therein shall vest in the Company.

10.3	The Executive shall not during the continuance of employment or for 12 months thereafter without the Company’s prior written consent, publish or cause to be published any opinion, fact or material relating to or connected with the business of the Company or any member of the Unilever Group or its or their clients (whether confidential or not) without first obtaining the consent of the GCE. This restriction shall not apply where the information has already come into the public domain other than through unauthorised disclosure by the Executive.

11.	Executive’s Covenants

11.1	The Executive shall not without the prior written consent of the Company, be or become directly or indirectly engaged or concerned or interested in any other business, trade, profession or occupation or undertake any work for any other person, firm or company whether paid or unpaid during his employment hereunder. However nothing herein shall prevent the Executive from holding, or otherwise having an interest in, any shares or other securities of any company for investment purposes only, unless that holding is a significant one in a company that is a significant competitor of any member of the Unilever Group.

11.2	The Executive shall not, for the period of six months following the Termination Date , work for or be engaged by, or otherwise be involved with, any material competitors, suppliers, customers or partners of the Company or of any member of the Unilever Group, without the prior written consent of the Company, which consent will not be unreasonably withheld.

12.	Intellectual Property

12.1	The Executive shall notify the Company of the existence of all Inventions and of all works embodying Intellectual Property Rights made wholly or partially by him at any time during the course of his employment with the Company and, at the Company’s request, shall provide full written details thereof. The Executive acknowledges that all Intellectual Property Rights subsisting (or which may in the future subsist) in all such Inventions and works shall automatically, on creation, vest in the Company absolutely. To the extent that they do not vest automatically, the Executive holds them on trust for the Company and shall, at the request and expense of the Company, (during the course of his employment or thereafter) assign them to the Company or its nominee. The Executive agrees promptly to execute all documents and do all acts as may, in the opinion of the Company, be necessary or desirable to give effect to this clause 11.1 and/or to effect all relevant registration(s) and protections.

12.2	The Executive hereby irrevocably waives all moral rights under the Copyright, Designs and Patents Act 1988 (and all similar rights in other jurisdictions) which he has or will have in any existing or future works.

12.3	The Executive hereby irrevocably appoints the Company to execute and do any such instrument or thing and generally to use his name for the purpose of giving the Company or its nominee the benefit of this clause.

13.	Disciplinary and Grievance Procedures

The Executive is expected at all times to conduct himself in a manner consistent with his senior status. There is no formal grievance procedure in relation to the Executive, but in the event of any grievance, the Executive may raise the matter with the GCE or the Board as he deems appropriate.

14.	Directorship/Indemnity

14.1	Subject and without prejudice to the Company’s rights under Clause 8 of this Agreement, if being a director of the Company, the Company’s failure to nominate the Executive for re-election to the office of director, the removal of the Executive from the office of director or failure of the shareholders in general meeting to re-elect the Executive as a director of the Company, unless otherwise agreed in writing by the Executive shall be deemed notice of termination by the Company under the provisions of Clause 6. In accordance with the Articles of Association, where an Executive is disqualified or removed as a director of PLC he will be deemed to have been removed as a director of NV with immediate effect.
14.2	If a director of the Company details of indemnity protection shall be notified to the Executive separately in writing by the Company.

15.	Garden Leave

15.1	Once notice is given under clause 6, the Company shall be under no obligation to vest in or assign to the Executive any powers or duties or to provide any work for the Executive, and the Company may at any time or from time to time during any period of notice (whether given by the Company or the Executive) require that the Executive does not attend at any premises of the Company.

15.2	Salary and benefits will not cease to be payable by reason of such requirement and the Executive shall continue to be bound by the provisions of this Agreement and must continue at all times to conduct himself with good faith towards the Company and not do anything that is harmful to the Company.

16	Suspension

In circumstances where the Company believes there is a reasonable suspicion of breach of this Agreement, in order that the circumstances giving rise to that belief may be investigated, the Company may suspend the Executive from the performance of his duties. Salary and benefits will not cease to be payable by reason of such suspension and the Executive shall continue to be bound by the provisions of this Agreement and must continue at all times to conduct himself with good faith towards the Company and not do anything that is harmful to the Company.

17.	Miscellaneous

17.1	If the Executive is at any time granted options or rights pursuant to any share option or share incentive scheme of the Company or any member of the Unilever Group, those options or rights shall be subject to the rules of that scheme as in force from time to time which rules shall not form part of the Executive’s service contract. In particular, if the Executive’s employment should terminate for any reason (including as a result of a repudiatory breach of contract by the Company) his rights will be governed entirely by the terms of that scheme and he will not be entitled to any further or other compensation for any loss of any right or benefit or prospective right or benefit under any such scheme which he may have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.
17.2	The Executive consents to the Company or any member of the Unilever Group holding and processing both electronically and manually the data it collects which relates to the Executive for the purposes of the administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations. The Executive also consents to the transfer of such personal information to other offices the Company may have or to any member of the Unilever Group or to other third parties whether or not outside the European Economic Area for administration purposes in connection with the Executive’s employment where it is necessary or desirable for the Company to do so.

17.3	If any clause, identifiable part of any clause is held to be invalid or unenforceable by any court of competent jurisdiction, then this shall not affect the validity or enforceability of the remaining clauses or identifiable parts of such.

17.4	No modification, variation or amendment to this Agreement shall be effective unless it is in writing and has been signed by, or on behalf of, the parties.

18.	Status of these terms and conditions

This Agreement is supplemental to the letter dated 27 June 2007 setting out the Executive’s reward package, the pension notification and the agreement of even date herewith entered into between the Executive and NV but otherwise it supersedes and replaces all agreements or arrangements whether written, oral or implied between the Company or any member of the Unilever Group and the Executive relating to the employment of the Executive or the termination of that employment and the Executive acknowledges and warrants that he is not entering into this Agreement in reliance on any representation not expressly set out herein.

19.	Notices

19.1	Any notice, or other communication which is required to be served by the Company under these terms and conditions, shall be signed by the CLO, and/or the Group Secretary if the Executive is a Director of the Company, and addressed to the Executive at the appropriate business address.

19.2	Any notice or other communication which is required to be served by the Executive on the Company, will require the signature of the Executive and be addressed to either the CLO or the Group Secretary at their office.

20.	Governing Law

All communications, agreements and contracts pertaining to the Executive’s employment with the Company (including, without limitation, this Agreement will be governed by and construed in accordance with the laws of England and Wales and each of the parties hereby irrevocably agrees for the exclusive benefit of the Company and the Unilever Group that the Courts of England and Wales are to have jurisdiction to settle any disputes which may arise out of or in connection with those documents, this Agreement or the Executive’s employment with the Company.

Signed for and on behalf of the Company:	Acceptance of these Terms and Conditions by the Executive:

Sgd/S G Williams, Authorised Signatory	Sgd/J A Lawrence
END
CONTRACT OF EMPLOYMENT
THIS AGREEMENT is made on the 7th day of October Two Thousand and Eight
B E T W E E N
(1)	Unilever NV (Commercial Register No. 24051830) whose registered office is at Rotterdam (“NV”) and Unilever PLC (registered in England No. 41424) whose registered office is at Port Sunlight, Wirral, Merseyside, CH62 4ZD (“PLC”) (together the “Company”) and

(2)	Paul Polman of 31 Av de L’Ermitage, 1224 Chene Bougeries, Geneva, Switzerland (the "Executive”)

1.	Definitions and interpretation

1.1	Throughout this document, the following definitions shall apply:

“Board” means the board of directors of NV and PLC;

“Commencement Date” means; 1st October 2008

“Company” means together Unilever N.V. and Unilever PLC

“Confidential Information” means information (whether or not reduced to writing) in respect of the business, affairs and financing of the Company or any member of the Unilever Group, its or their suppliers, agents, distributors or customers, including but not limited to information relating to trade secrets or secret information, research, technical know-how, products, designs, pricing, marketing, business and financial plans, acquisition plans, clients and customers, stored or kept in any format including but not limited to software, diskettes including but not limited to copy-rightable material and/or documents, books, notes, tapes, instruments and property of any kind (either tangible or intangible);

“CLO” means the General Counsel and Chief Legal Officer of the Unilever Group.

“Intellectual Property Rights” means patents, copyright and related or neighbouring rights, trade marks and services marks, rights in goodwill or to sue for passing off, rights in designs, rights in computer software, database rights, topography rights, rights in Confidential Information (including know-how and trade secrets) and any other intellectual property rights (including, without limitation, rights in get-up and rights to Inventions, trade or business names or signs and domain names) in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which may now or in the future subsist in any part of the world;

“Inventions” means inventions, ideas and improvements, whether or not patentable, and whether or not recorded in any medium;

“Group Secretary” means the Secretary of NV and PLC;

“Remuneration Committee” means the remuneration committee of the Board;

“Termination Date” means the date on which the Executive’s employment terminates, as referred to in Clause 6;

“Unilever Executive” means the principal Executive Committee of the Board under the chairmanship of the Group Chief Executive;

“Unilever Group” means PLC, NV and any company in which either or both together directly or indirectly owns or controls the voting rights attaching to not less than 50% of the issued share capital, or controls directly or indirectly the appointment of a majority of the board of management, and references to a member of the Unilever Group or a Unilever Group company will be construed accordingly;

2.	Commencement

This Agreement is effective as of the Commencement Date which for the purpose of the UK Employment Rights Act 1996 is the date on which the Executive’s continuous period of employment began.

3.	Duties of the Executive

3.1	The Executive shall be employed as a member of the Unilever Executive as Group Chief Executive and shall carry out all duties (including, if relevant, the duties of a Board director) as may reasonably be assigned to him in whatever location is reasonably required.

3.2	All such duties shall be carried out honestly, faithfully, to the best of the Executive’s ability and at all times in compliance with the Unilever Code of Business Principles.

3.3	Further the Executive shall comply with all rules, regulations and legal requirements relevant to the business of the Unilever Group.

3.4	The Executive shall report to the Board in his capacity as a Director and, when requested by the Board, shall promptly provide (in writing if requested) all information, explanations and assistance relevant to any matters which have an impact on the business and affairs of the Unilever Group or any member thereof.

3.5	The Executive’s normal place of work shall be London or such other place as the Company may from time to time reasonably require. The Executive shall travel to such places as are necessary for the proper discharge of his duties.

4	Remuneration and Benefits

4.1	The remuneration of the Executive will be reviewed annually by the Company and communicated to the Executive in writing and paid in accordance with the Unilever Group’s payroll practice, as amended from time to time.

4.2	The Executive will not be entitled to receive any fees or other remuneration additional to the agreed remuneration by virtue of, or in respect of, any directorships that may be held from time to time of any Unilever Group company.

4.3	Any remuneration arising from a directorship of an organisation outside the Unilever Group shall be treated in accordance with the prevailing Company policy.

4.4	Details of the Executive’s pension entitlement shall be notified to him separately in writing by the Company.

4.5	The Company shall reimburse the Executive, against production of receipts, for all reasonable travelling, hotel, entertainment and other out-of-pocket expenses which he may from time to time incur in the proper execution of his duties hereunder and pursuant to any Company policy in force from time to time.

5.	Working Hours and Holidays

5.1	The Executive shall work such hours as are necessary for the proper performance of his duties and devote the whole of his professional time, attention and abilities to carrying out his duties hereunder.

5.2	The Executive shall be entitled to thirty working days holiday in each calendar year (in addition to Public Holidays applicable in the Executive’s normal place of work) to be taken at times mutually agreed between the Executive and the Chairman.

6.	Termination

The Executive’s employment shall continue unless and until it is terminated:
•	by the Company giving the Executive twelve months’ prior written notice; or

•	by the Executive giving the Company six months’ prior written notice; or

•	by the Executive giving six months prior written notice to terminate his employment with NV which shall automatically constitute the same notice of termination by the Executive of his employment with PLC; or

•	at any time in accordance with clauses 7 or 8.
7.	Severance Payments

7.1	In the event of termination of the employment of the Executive by the Company for any reason other than a reason pursuant to Clause 8, the Company may, instead of requiring the Executive to work during the period of notice, elect to make a severance payment to the Executive, in which case the Executive’s employment will immediately terminate and such date shall be the date of termination for the purposes of this Agreement. If the Company so elects, the Executive shall be entitled to the payments and benefits referred to in Clauses 7.2 to 7.4.

7.2	In such circumstances, the Executive shall, subject as provided in Clause 7.5 be entitled to receive a severance payment which shall be the aggregate of:-

•	a sum equal to the basic salary together with a sum equal to the benefits in kind payable by the Company to the Executive for the period for which this Agreement would otherwise have continued;

•	the amount of the variable pay award estimated by the Company to be payable to the Executive in respect of the financial year in which the notice is served, pro rated to the date of termination
7.3	By this means, if the Company elects to operate Clause 7.1, termination may be effected by a payment of basic salary and benefits in lieu of notice for the period of notice or a combination of notice period followed by such a payment in lieu of the remaining notice period. Bonus and other share based awards shall be made pro rated to the date of termination.

7.4	Further, in these circumstances, the Company will ensure that the Executive shall be credited with twelve months service for the purposes of the pension scheme referred to in the notification to be made under Clause 4.4 — such twelve month period to run from the date of serving of notice of termination.

7.5	The Executive will if requested sign a general release of all and any claims (contractual and statutory) in a form satisfactory to the Company in exchange for any payment under this Clause 7.

8.	Summary Termination

8.1	The Company may terminate the Executive’s employment forthwith, without notice or compensation, in any circumstances where the Executive:
—	shall become incapacitated from any cause whatsoever from performing his duties hereunder for at least twelve months (provided that termination of employment will not deprive the Executive of benefits under any permanent health insurance scheme provided by the Company); or

—	if being a director of the Company, shall be or become prohibited by law from being a director in either the UK or the Netherlands; or

—	is convicted of any criminal offence which prevents him from fulfilling his duties hereunder: or

—	shall fail to perform his duties competently or is guilty of any serious or persistent neglect in the discharge of duties, or commits any wilful, serious or persistent breach of any codes of conduct, policies and procedures issued by the Company; or

—	becomes bankrupt or makes any composition or enters into any deed of arrangement with creditors;
8.2	Any delay by the Company in exercising the right to terminate summarily under the clauses set out above shall not constitute a waiver of that right. The Executive shall have no claim for compensation in respect of such termination.

9.	Following Termination

9.1	Following the termination of employment, for whatever reason or by whatever means, the Executive shall not represent, either expressly or impliedly, to any person, firm or company that he is authorised to act on behalf of any member of the Unilever Group, nor represent himself as being connected in any way with any member of the Unilever Group.

9.2	Upon termination of employment, the Executive shall tender his resignation with immediate effect from any directorship that he may then be holding in any member of the Unilever Group without any right to any claim whether for compensation or otherwise.

In the event that the Executive fails to tender his resignation as aforesaid, and without prejudice to the Company’s and/or the Unilever Group’s rights and remedies under law and in equity, the Executive will automatically be deemed to have tendered such resignation with immediate effect and the Group Secretary and the CLO are hereby irrevocably, and severally, authorised by the Executive, in the Executive’s name and on his behalf to sign documents (including but not limited to letters of resignation) for the purpose of bringing such deemed resignation into immediate effect.

10.	Confidential Information

10.1	The Executive shall not (except in the proper course of his duties) at any time during the course of employment or any time thereafter, without the prior written consent of the Company or the Unilever Group, use or disclose directly or indirectly any Confidential Information to any person for any reason other than for the proper conduct of the Company’s business whilst in the course of their employment, except as required by law (provided that the Executive shall at the Company’s expense resist any alleged requirement if the Company properly asks him to do so).

10.2	All Confidential Information that the Executive has received or made (alone or with others) during employment with the Company or any other member of the Unilever Group is the property of the Company or the Unilever Group and the Executive shall promptly, whenever requested by the Company and in any event upon the termination of his employment for whatever reason, return such Confidential Information to the Company and the Executive

shall not be entitled to and shall not retain any copies thereof. Title and copyright therein shall vest in the Company.
10.3	The Executive shall not during the continuance of employment or for 12 months thereafter without the Company’s prior written consent, publish or cause to be published any opinion, fact or material relating to or connected with the business of the Company or any member of the Unilever Group or its or their suppliers, customers or partners (whether confidential or not) without first obtaining the consent of the Board. This restriction shall not apply where the information has already come into the public domain other than through unauthorised disclosure by the Executive.

11.	Executive’s Covenants

11.1	The Executive shall not, without the prior written consent of the Company, be or become directly or indirectly engaged or concerned or interested in any other business, trade, profession or occupation or undertake any work for any other person, firm or company whether paid or unpaid during his employment hereunder. However nothing herein shall prevent the Executive from holding, or otherwise having an interest in, any shares or other securities of any company for investment purposes only, unless that holding is a significant one in a company that is a material competitor of any member of the Unilever Group.

11.2	The Executive shall not, for the period of six months following the Termination Date, work for or be engaged by, or otherwise be involved with, any material competitors, suppliers, customers or partners of the Company or of any member of the Unilever Group, without the prior written consent of the Company, which consent will not be unreasonably withheld.

12.	Intellectual Property

12.1	The Executive shall notify the Company of the existence of all Inventions and of all works embodying Intellectual Property Rights made wholly or partially by him at any time during the course of his employment with the Company and, at the Company’s request, shall provide full written details thereof. The Executive acknowledges that all Intellectual Property Rights subsisting (or which may in the future subsist) in all such Inventions and works shall automatically, on creation, vest in either NV or PLC absolutely. To the extent that they do not vest automatically, the Executive holds them on trust for either NV or PLC and shall, at the request and expense of the Company, (during the course of his employment or thereafter) assign them to the either NV or PLC their nominee. The Executive agrees promptly to execute all documents and do all acts as may, in the opinion of either NV or PLC, be necessary or desirable to give effect to this clause 12.1 and/or to effect all relevant registration(s) and protections.

12.2	The Executive hereby irrevocably waives all moral rights under the Copyright, Designs and Patents Act 1988 (and all similar rights in other jurisdictions) which he has or will have in any existing or future works.

12.3	The Executive hereby irrevocably appoints the Company to execute and do any such instrument or thing and generally to use his name for the purpose of giving the Company or its nominee the benefit of this clause.

13.	Disciplinary and Grievance Procedures

Other than as set out in this Agreement, there are no explicit disciplinary rules in force in relation to the Executive who is expected at all times to conduct himself in a manner consistent with his senior status. There is no formal grievance procedure but in the event of any grievance, the Executive may raise the matter with the Chairman or the Board, as may be appropriate.

14.	Directorship/Indemnity

14.1	Subject and without prejudice to the Company’s rights under Clause 8 of this Agreement, if the Executive is a director of the Company, the Company’s failure to nominate the Executive for re-election to the office of director of the Company, the removal of the Executive from the office of director of the Company or failure of the shareholders in general meeting to re-elect the Executive as a director of the Company, unless otherwise agreed in writing by the Executive, shall be deemed notice of termination by the Company under the provisions of Clause 6. In accordance with the Articles of Association, where an Executive is disqualified or removed as a director of PLC he will be deemed to have been removed as a director of NV with immediate effect.

14.2	If a director of the Company, details of indemnity protection shall be notified to the Executive separately in writing by the Company.

15.	Garden Leave

15.1	Once notice is given under clause 6, the Company shall be under no obligation to vest in or assign to the Executive any powers or duties or to provide any work for the Executive, and the Company may at any time or from time to time during any period of notice (whether given by the Company or the Executive) require that the Executive does not attend at any premises of the Company.

15.2	Salary and benefits will not cease to be payable by reason of such requirement and the Executive shall continue to be bound by the provisions of this Agreement and must continue at all times to conduct himself with good faith towards the Company and not do anything that is harmful to the Company.

16	Suspension

In circumstances where the Company believes there is a reasonable suspicion of breach of this Agreement, in order that the circumstances giving rise to that belief may be investigated, the Company may suspend the Executive from the performance of his duties. Salary and benefits will not cease to be payable by reason of such suspension and the Executive shall continue to be bound by the provisions of this Agreement and must continue at all times to conduct himself with good faith towards the Company and not do anything that is harmful to the Company.

17.	Miscellaneous

17.1	If the Executive is at any time granted options or rights pursuant to any share option or share incentive scheme of the Company or any other member of the Unilever Group, those options or rights shall be subject to the rules of that scheme as in force from time to time which rules shall not form part of the Executive’s service contract. In particular, if the Executive’s employment should terminate for any reason (including as a result of a repudiatory breach of contract by the Company) his rights will be governed entirely by the terms of that scheme and he will not be entitled to any further or other compensation for any loss of any right or benefit or prospective right or benefit under any such scheme which he may have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

17.2	The Executive consents to the Company or any member of the Unilever Group holding and processing both electronically and manually the data it collects which relates to the Executive for the purposes of the administration and management of its employees and its business and for compliance with applicable procedures, laws and regulations. The Executive also consents to the transfer of such personal information to other offices the Company may have or to any member of the Unilever Group or to other third parties whether or not outside the European Economic Area for administration purposes in connection with the Executive’s employment where it is necessary or desirable for the Company to do so.

17.3	If any clause, or identifiable part of any clause, of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, then this shall not affect the validity or enforceability of the remaining clauses or identifiable parts of such.

17.4	No modification, variation or amendment to this Agreement shall be effective unless it is in writing and has been signed by, or on behalf of, the parties.

18.	Status of these terms and conditions

This Agreement is supplemental to the letter dated 29th August 2008 setting out the Executive’s reward package and the pensions notification but otherwise it supersedes and replaces all agreements or arrangements whether written, oral or implied between the Company or any member of the Unilever Group and the Executive relating to the employment of the Executive or the termination of that employment and the Executive acknowledges and warrants that he is not entering into this Agreement in reliance on any representation not expressly set out herein and shall have no remedy in relation to any such representation.

19.	Notices

19.1	Any notice, or other communication which is required to be served by the Company under these terms and conditions, shall be signed by the CLO, and/or the Group Secretary if the Executive is a director of the Company, and addressed to the Executive at the appropriate business address.

19.2	Any notice or other communication which is required to be served by the Executive on the Company, will require the signature of the Executive and be addressed to either the CLO or the Group Secretary at their office.

20.	Governing Law

All communications, agreements and contracts pertaining to the Executive’s employment with the Company (including, without limitation, this Agreement will be governed by and construed in accordance with the laws of England and Wales and each of the parties hereby irrevocably agrees for the exclusive benefit of the Company and the Unilever Group that the Courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with those documents, this Agreement or the Executive’s employment with the Company.

Signed for and on behalf of the Company:	Acceptance of these Terms and Conditions by the Executive:

Sgd/S G Williams, Authorised Signatory	Sgd/P G J M Polman
Sgd/S H M A Dumoulin, Authorised Signatory
END